                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               NORTHEAST BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5)  Total fee paid:

     -------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:

     -------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     -------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                               NORTHEAST BANCORP
                               232 CENTER STREET
                              AUBURN, MAINE 04210

                                                              September 29, 1998

Dear Shareholder:

     On behalf of the Board of Directors, we cordially invite you to attend the Annual Meeting of Shareholders of Northeast Bancorp (the "Company") which will be held at the Martindale Country Club located at 527 Beech Hill Road, Auburn, Maine on Tuesday, November 10, 1998, at 6:00 p.m., local time.

     At the Annual Meeting, shareholders will be asked (i) to elect nine directors as members of the Board of Directors of the Company, (ii) to consider and approve an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of the Company's common stock to 15 million shares, (iii) to ratify the appointment of Baker Newman & Noyes, Limited Liability Company, as the Company's independent auditors for fiscal year 1999, and (iv) to transact such other business which is properly brought up at the Annual Meeting or any adjournment thereof. On the following pages you will find the Notice of the Annual Meeting of Shareholders and the Proxy Statement giving information concerning matters to be acted upon at the meeting. Of course, we will be present at the Annual Meeting to answer any questions you might have.

     YOUR VOTE IS IMPORTANT! The Company's management would greatly appreciate your attendance at the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date, and return the enclosed proxy card which will indicate your vote upon the various matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

     We sincerely hope you will be able to attend the Annual Meeting and look forward to seeing you at the Annual Meeting of Shareholders.

                                          Very truly yours,


                                          /s/ James D. Delamater
                                          James D. Delamater
                                          President and Chief Executive Officer

                               NORTHEAST BANCORP
                               232 CENTER STREET
                              AUBURN, MAINE 04210

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 10, 1998

                               ------------------

TO THE SHAREHOLDERS OF NORTHEAST BANCORP:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Northeast Bancorp, a Maine corporation (the "Company"), will be held at the Martindale Country Club located at 527 Beech Hill Road, Auburn, Maine on Tuesday, November 10, 1998, at 6:00 p.m., local time, to act on the following matters:

          1. To elect nine directors as members of the Board of Directors of the Company;

          2. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of its Common Stock, $1.00 par value per share, from 3,000,000 shares to 15,000,000 shares;

          3. To ratify the appointment of Baker Newman & Noyes, Limited Liability Company, as the Company's independent auditors for the fiscal year 1999; and

          4. To transact such other business as may properly come before the meeting or adjournment thereof.

     Only shareholders of record at the close of business on September 14, 1998 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments thereof. Each shareholder, even though he or she may presently intend to attend the Annual Meeting, is requested to execute and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. Any shareholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting.

                                          By Order of the Board of Directors and
                                          the President

                                          /s/ Ariel Rose Gill
                                          Ariel Rose Gill
                                          Clerk

Auburn, Maine
September 29, 1998

                               NORTHEAST BANCORP
                               232 CENTER STREET
                              AUBURN, MAINE 04210

                             ---------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 10, 1998

                             ---------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Northeast Bancorp, a Maine corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders to be held on Tuesday, November 10, 1998, at 6:00 p.m. (the "Annual Meeting"), and at any adjournment thereof. The Annual Meeting will be held at the Martindale Country Club located at 527 Beech Hill Road, Auburn, Maine.

     At the Annual Meeting, shareholders will be asked to consider and vote on the election of nine directors as members of the Board of Directors of the Company, to amend the Articles of Incorporation of the Company to increase the number of shares of the Company's authorized common stock, $1.00 par value per share ("Common Stock"), from 3,000,000 shares to 15,000,000 shares (the "Amendment"), and to ratify the appointment of Baker Newman & Noyes, Limited Liability Company, as the Company's auditors for fiscal year 1999.

     This Proxy Statement and the enclosed form of proxy are first being sent to shareholders, together with the Notice of Annual Meeting, on or about September 29, 1998.

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1998 ("the 1998 Annual Report"), including financial statements, accompanies this Proxy Statement, but is not part of the proxy solicitation materials.

     SHAREHOLDERS ARE URGED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WITH THESE MATERIALS. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

                       PROXIES AND VOTING AT THE MEETING

RECORD DATE AND VOTING RIGHTS


     The Board of Directors has fixed the close of business on September 14, 1998 as the record date (the "Record Date") for the determination of the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, the Company had issued and outstanding approximately 2,618,354 shares of Common Stock and 45,454 shares of Series A Preferred Stock, $1.00 par value per share ("Preferred Stock"), the Company's only classes of voting securities entitled to vote at the Annual Meeting. Holders of the Common Stock and the Preferred Stock vote together as one class and each share of Common Stock and each share of Preferred Stock outstanding on the Record Date entitles the record holder to cast one vote with respect to each matter to be voted upon at the Annual Meeting. The presence of a majority of the Company's outstanding voting securities as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.


     With respect to the election of directors, directors are elected by a plurality of the votes cast at a meeting in which a quorum is present. In connection with the election of directors, votes may be cast in favor of or withheld from each nominee. Votes withheld from director nominees will be counted in determining whether a quorum has been reached. However, since directors are elected by a plurality, a vote against a director and votes withheld from a nominee or nominees generally will not affect the outcome of the election and will be excluded entirely from the vote.

     With respect to the Amendment, under the Articles of Incorporation of the Company the affirmative vote of at least two-thirds of the outstanding voting securities of the Company as of the Record Date is required in order to approve and adopt the Amendment. An abstention or the failure to vote the shares in favor of Amendment for any reason whatsoever, whether by withholding the vote or by causing a broker non-vote, will have the same effect as a vote cast opposing the Amendment proposal.

     Approval of other matters submitted to shareholders at a meeting where a quorum is present requires a majority of the votes which are cast at the meeting by holders of shares entitled to vote on the subject matter, unless the Company's Articles of Incorporation or Bylaws or state law requires a greater number of votes. Therefore, abstentions and broker non-votes generally have no effect under Maine law.

     All abstentions with respect to any proposal coming before the Annual Meeting will be counted as present for purposes of determining the existence of a quorum; but since it is neither a vote cast in favor of nor a vote cast opposing a proposed action, abstentions typically will not be counted as a vote cast on any routine matter and therefore will have no impact on the outcome of the vote (except in the case of the Amendment).

     In the event of a broker non-vote with respect to any matter coming before the meeting, the proxy will be counted as present for determining the presence of a quorum but will not be counted as a vote cast on any matter. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

VOTING AND REVOCATION OF PROXIES

     All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated on such proxies, if any. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted FOR the election of the Board of Directors' nominees for directors, FOR approval and adoption of the Amendment, and FOR the ratification of Baker Newman & Noyes, Limited Liability Company, as its auditors. The Company is not aware of any matter to be presented at the Annual Meeting other than those matters described in the Notice of Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting for consideration, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by duly executing and submitting a later-dated proxy, by delivering written notice of revocation to the Company which is received at or before the Annual Meeting, or by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Clerk of the Company at the Company's principal executive offices, located at the address set forth above.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of twelve directors, nine of whose terms of office will expire at the Annual Meeting. Each of these directors are standing for election as directors of the Company to hold office until the 1999 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

     Prior to the annual meeting of shareholders held last year, the Company's Board of Directors was divided into three classes expiring in 1997, 1998, and 1999. At last year's annual meeting, shareholders approved an amendment to the Company's Articles of Incorporation eliminating the classified Board of Directors and providing for the annual election of the Board of Directors. However, those directors previously elected to the

Board of Directors with terms expiring more than one year form the date of the amended Articles of Incorporation were to serve out the remainder of their previously elected term before they would be required to stand for re-election. Accordingly, at this Annual Meeting nine of the twelve directors will be elected to serve a one year term. The three directors whose terms expire in 1999 -- Messrs. Delamater, Kendall, and Jackson -- will continue in office. At the 1999 annual meeting, all directors will be elected on an annual basis.

     It is intended that the proxies received from shareholders, unless contrary instructions are given therein, will be voted FOR the election of the nominees named below, each of whom has consented to being named herein and has indicated his or her intention to serve if elected. If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election, it is intended that the shares represented by the proxies will be voted for such other person as the Company's Board of Directors shall designate to replace such nominee. The Board of Directors has no reason to believe that any of the nominees will not be available or prove unable to serve if so elected.

NOMINEES FOR DIRECTOR AND CURRENT DIRECTORS

     The age of each nominee and continuing director, their positions and offices with the Company and its wholly-owned subsidiary, Northeast Bank, F.S.B. (the "Bank"), their term of office as a director, their business experience during the past five years or more, and additional biographical data is set forth below. Information with respect to the nominees and continuing directors is as of July 31, 1998, except as otherwise stated.

  NOMINEES FOR DIRECTOR


                                                                                                DIRECTOR
NAME                                        AGE              POSITION WITH COMPANY              SINCE
----                                        ---              ---------------------              --------
John W. Trinward, D.M.D...................  73    Chairman of the Board                           1987
John B. Bouchard..........................  62    Director                                        1996
A. William Cannan.........................  56    Executive Vice President, Chief Operating       1996
                                                    Officer and Director
Ronald J. Goguen..........................  53    Director                                        1990
Judith W. Hayes...........................  42    Director                                        1994
John Rosmarin.............................  50    Director                                        1997
John Schiavi..............................  58    Director                                        1998
Stephen W. Wight..........................  54    Director                                        1987
Dennis A. Wilson..........................  63    Director                                        1989


     JOHN W. TRINWARD, D.M.D., has been Chairman of the Board of Directors of the Company and a director of the Bank since 1987, Dr. Trinward is a retired dentist.

     JOHN B. BOUCHARD has served as a director of the Company and the Bank since 1996. Mr. Bouchard is the owner of John B. Bouchard Builder, a construction contractor.

     A. WILLIAM CANNAN has been Executive Vice President and Chief Operating Officer of the Company and the Bank since 1993, and a director of the Company and the Bank since 1996. From 1991 to 1993 Mr. Cannan served as President of Casco Northern Bank, N.A., located in Portland, Maine.

     RONALD J. GOGUEN has been a director of the Company and the Bank since 1990. Since 1980, he has been the President and Chief Executive Officer, and a director of Major Drilling Group International Inc., a Canadian corporation engaged in mineral exploration drilling and in the manufacture of products for mining and mineral exploration companies ("Major Drilling"). Major Drilling common shares are traded on the Toronto Stock Exchange.

     JUDITH W. HAYES has been a director of the Company and the Bank since 1994. Ms. Hayes is the President of Consumers Maine Water Company, a water utility serving various communities in Maine ("Consumers Water").

     JOHN ROSMARIN has been a director of the Company and the Bank since 1997. Mr. Rosmarin has been the President and Chief Executive Officer of Saunders Manufacturing Company, Inc., an office products manufacturer and distributor, since 1992.

     JOHN SCHIAVI has been a director of the Company and the Bank since 1997. Mr. Schiavi has been the President and sole owner of Schiavi Enterprises, a real estate development firm, since 1964. He also serves on the Boards of Directors of both Major Drilling and Consumers Water.

     STEPHEN W. WIGHT has been a director of the Company and the Bank since 1987. Mr. Wight is the Manager of Sunday River Inn, LLC, a resort hotel operator, and the Manager of Wight Enterprises LLC, a property management company.

     DENNIS A. WILSON has been a director of the Company and the Bank since 1989. Mr. Wilson is the President and sole owner of D.A. Wilson & Co., a trucking company.

  CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1999

                                                                                                DIRECTOR
NAME                                        AGE   POSITION WITH COMPANY                         SINCE
----                                        ---   ---------------------                         --------
James D. Delamater........................  47    President, Chief Executive Officer, and
                                                    Director                                      1987
Philip C. Jackson.........................  54    Senior Vice President of Bank--Trust
                                                    Operations and Director                       1987
Ronald C. Kendall.........................  66    Director                                        1987

     JAMES D. DELAMATER has been President, Chief Executive Officer, and a director of the Company and the Bank since 1987.

     PHILIP C. JACKSON has been a director of the Company and the Bank since 1987. Mr. Jackson also has served as the Senior Vice President of the Bank's Trust Operations since 1997. From 1991 to 1994, Mr. Jackson served as President of Bethel Savings, the predecessor to the Bank.

     RONALD C. KENDALL has been a director of the Company and the Bank since 1987. He is the current Chairman of the Board of Directors of the Bank and has served as a vice president of Northeast Financial Services Corporation, a wholly-owned subsidiary of the Bank, since 1997. Mr. Kendall also is the President and sole owner of Kendall Insurance, Inc.

     Each of the Company's directors serve the Bank in the same capacities indicated above, except that Mr. Kendall serves as the Chairman of the Board of the Bank.

     There is no family relationship between any of the Company's directors, nominees to serve as director, or executive officers. There are no arrangements between any director or director nominee of the Company and any other person pursuant to which he was, or will be, selected as director.

DIRECTOR MEETINGS AND COMMITTEES

     During the fiscal year ended June 30, 1998 (the "1998 fiscal year"), the Board of Directors of the Company held a total of 12 meetings. In addition, certain directors attended meetings of standing committees. All directors attended at least 75% of the total number of meetings of the Board of Directors and the respective committees on which they serve. The Board of Directors of the Company maintains three standing committees: an Audit Committee, an Executive Committee, and a Personnel and Compensation Committee which acts as a nominating committee and compensation committee.

     The Audit Committee of the Board of Directors is responsible for recommending to the Board of Directors the engagement or discharge of the independent public accountants, meeting with the independent public accountants to review the plans and results of the audit engagement, reviewing the activities of the subsidiary Bank's examining committees, maintaining direct reporting responsibility and regular communication with the Company's internal audit staff, reviewing the scope and results of the internal audit procedures of the Company and its subsidiary, approving the services to be performed by the independent public accountants, considering the range of the audit and non-audit fees, and reviewing the adequacy of the Company's system of internal accounting. The Audit Committee which is comprised of Messrs. Goguen, Kendall, and Rosmarin, and Ms. Hayes, met 6 times during the 1998 fiscal year.

     The Personnel and Compensation Committee of the Board of Directors, which also serves as the nominating committee and compensation committee, makes recommendations to the Board of Directors with respect to the Company's compensation policies and the compensation of executive officers. In addition, the Personnel and Compensation Committee is responsible for selecting and recommending to the Board of Directors nominees for election as directors. Shareholders also may nominate persons for election as directors at an annual shareholders' meeting if such nominations are made in accordance with the procedures set forth in the Company's Articles of Incorporation. The Articles of Incorporation require, among other things, that written notice of such nominees must be given to the Company not less than 30 nor more than 60 days prior to such meeting (with certain exceptions). For a description of the full procedure governing such nominations, reference is made to the Articles of Incorporation, a copy of which is available from the Clerk of the Company. The Personnel and Compensation Committee which is comprised of Messrs. Bouchard, Goguen, Wight, and Wilson, met 5 times during the 1998 fiscal year.

     The Executive Committee of the Board of Directors is empowered to act on behalf of, and to exercise all the powers of, the full Board of Directors in the management of the business and affairs of the Company when the Board of Directors is not in session, except to the extent limited by the Company's Articles of Incorporation or Bylaws, or by Maine law. The Executive Committee, which is comprised of Dr. Trinward and Messrs. Bouchard, Delamater, and Cannan, did not meet during the 1998 fiscal year.

COMPENSATION OF DIRECTORS

     Directors of the Company also are directors of the Bank. Each director receives a combined annual retainer from the Company and the Bank in the amount of $1,000. In addition, each director receives $500 for each meeting of the Board of Directors of the Company or the Bank that they attend, and an additional $200 for each committee meeting that they attend (only if such committee meeting is held on a day other than one on which a Board of Directors' meeting is held). Directors receive only one meeting fee when meetings of the Board of Directors of the Company and the Bank are held on the same day. The Chairman of the Board of the Company and the Bank each receives an additional annual retainer of $1,000 for services rendered in such capacity.

     In February 1998, under the Company's 1992 Stock Option Plan (as described below) the Company granted to each of its non-employees directors options to purchase 1,000 shares of Common Stock (or 8,000 shares in the aggregate) at an exercise price equal to fair market value of the Common Stock on the date of the grant.


                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

                        THE ELECTION OF ALL 9 NOMINEES.

                             ---------------------

                                  PROPOSAL II
               APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
            TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors of the Company has determined that it is advisable and in the Company's best interests to amend Exhibit B of Article FIFTH of the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock to 15,000,000 shares. The text of the proposed Amendment is set forth in Appendix A to this Proxy Statement.


     The Company's Articles of Incorporation currently authorize 3,000,000 shares of Common Stock, of which a total of 2,618,354 shares are issued and outstanding as of the Record Date and 235,500 shares are reserved for issuance under the Company's stock option and bonus plans. As a result, only 146,146 shares of Common Stock remain available for issuance by the Company.

     An increase in the number of authorized shares of Common Stock is necessary at this time to provide the Board of Directors with, among other things, flexibility in the management of the Company's capitalization, to raise capital, and to engage in additional acquisitions. The additional Common Stock could be used in connection with (i) future acquisitions by the Company, (ii) future capital raising by the Company, (iii) the establishment of additional employee compensation plans, (iv) conversion rights afforded to holders of preferred stock or debt instruments that may be issued in the future by the Company, and
(v) other corporate purposes, such as the declaration and payment of stock dividends. To the extent that the Company engages in future acquisition transactions, the availability of additional shares to include in future employee benefit plans may prove critical for retaining officers and employees of both potential targets and the Company, and to provide incentives to achieve certain operating efficiencies.

     Other than the issuance of Common Stock upon exercise of options issued under the Company's stock option and bonus plans, the Company currently has no specific plans to issue Common Stock. Furthermore, there are no agreements, understandings, or arrangements for the issuance of the additional shares of Common Stock which would be authorized by the Amendment. However, except as may be required for a particular issuance under applicable law or the stock exchange on which the Company's securities are then listed, the Common Stock (including, if approved, the newly authorized shares) may be issued upon the approval of the Company's Board of Directors, without any further vote or action on the part of the Company's shareholders.

     The proposed increase in the number of authorized shares of Common Stock for issuance will not affect the rights, such as voting and liquidation rights, of the outstanding shares of Common Stock. If, however, additional shares were issued other than pursuant to a stock dividend or a stock split, the percentage ownership interest of existing shareholders would be reduced and, depending on the terms pursuant to which the new shares were issued, the book value of outstanding shares could be diluted. Each share of Common Stock will have the same rights and will be identical in all respects with each other share of Common Stock. The Articles of Incorporation do not provide for any preemptive rights upon the issuance of any Common Stock.

     The existence of a substantial number of authorized but unissued shares of Common Stock could discourage or render more difficult a change in control of the Company. For example, such shares could be used to create a substantial voting block favorable to the Board of Directors, to effect an acquisition that would preclude an acquiror's gaining control, or to dilute an acquiror's voting power. The Board of Directors, however, is not aware of any effort to obtain control of the Company and does not currently contemplate the issuance of the authorized shares for the foregoing purposes.

     To be approved by the Company's shareholders, the Amendment must receive the affirmative vote of at least two-thirds of the outstanding voting securities of the Company entitled to vote on the Amendment at the Annual Meeting.


                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

                  THE ADOPTION AND APPROVAL OF THE AMENDMENT.

                                  PROPOSAL III
                    APPROVAL AND RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Baker Newman & Noyes, Limited Liability Company, independent public accountants, to be the Company's auditors for the fiscal year ending June 30, 1999 and recommends that shareholders vote to ratify that appointment. Although submission of this matter to shareholders is not required by law, in the event of a negative vote the Board of Directors will reconsider its selection. Ratification of the appointment will require approval by a majority of the votes cast at the Annual Meeting, assuming a quorum is present. Baker Newman & Noyes, Limited Liability Company, is expected to have a representative at the Annual Meeting who will be available to respond to appropriate questions from shareholders attending the meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                               ------------------

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the cash and non-cash compensation paid to or accrued for the past three fiscal years for the Company's Chief Executive Officer, and all other executive officers whose total compensation exceeded $100,000 for the fiscal year 1998 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                      AWARDS(1)
                                                        ANNUAL       ------------
                                                     COMPENSATION     SECURITIES
                                          FISCAL   ----------------   UNDERLYING        ALL OTHER
NAME AND PRINCIPAL OCCUPATION              YEAR     SALARY   BONUS     OPTIONS       COMPENSATION (2)
-----------------------------             ------   --------  ------  ------------    ----------------
James D. Delamater......................   1998    $145,000      $0      2,000           $12,885
  President and Chief                      1997     136,000       0      1,500(3)         10,855
  Executive Officer                        1996     126,000   2,000          0            10,013
A. William Cannan.......................   1998    $132,750      $0      2,000           $ 8,175
  Executive Vice
  President                                1997     125,000       0      1,500(3)         10,402
  and Chief Operating Officer              1996     115,000   9,000          0             9,640

---------------

(1) The Company does not have a long-term compensation program that includes long-term incentive payments. However, the Company's stock option plans provide participants with performance-based compensation in the form of incentive stock options. See " -- Stock Option Plans".
(2) These amounts include payments made in 1998, 1997, and 1996, respectively, as follows: (i) term life insurance premiums of $530, $528, and $527 for Mr. Delamater and $500, $497, and $492 for Mr. Cannan, (ii) direct 401(k) contributions of $9,658, $8,800, and $7,569 for Mr. Delamater, and $5,224, $7,900 and $7,285 for Mr. Cannan, and (iii) matching 401(k) contributions of $2,697, $1,370, and $1,916 for Mr. Delamater, and $2,451, $1,872, and $1858
    for Mr. Cannan.
(3) Amounts reflect the application of anti-dilution provisions included in options granted prior to the Company's 50% stock dividend paid in December 1997.

     As of June 30, 1998, the Company did not have any long-term incentive plans nor had it awarded any restricted shares. The table set forth below contains information with respect to the award of stock options during the fiscal year ended June 30, 1998 to the Named Executive Officers covered by the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                         -------------------------------------------------------------------------
                             NUMBER OF            % OF TOTAL
                             SECURITIES         OPTIONS GRANTED
                             UNDERLYING         TO EMPLOYEES IN     EXERCISE PRICE OR   EXPIRATION      GRANT DATE
NAME                     OPTIONS GRANTED(1)   1998 FISCAL YEAR(2)      BASE PRICE          DATE      PRESENT VALUE(3)
----                     ------------------   -------------------   -----------------   ----------   ----------------
James D. Delamater.....        2,000                 6.0%                $18.50          2/20/08         $12,489
A. William Cannan......        2,000                 6.0%                $18.50          2/20/08         $12,489

---------------

(1) These options were granted on February 20, 1998 under the Company's 1992 Stock Option Plan.
(2) During the fiscal year ended June 30, 1998, employees of the Company were granted an aggregate of 33,250 options under the Company's stock option plans; 4,000 options under the 1989 Stock Option Plan and 29,250 options under the 1992 Stock Option Plan. See "--Stock Option Plans" below for a description of these plans.
(3) Hypothetical value using the Black-Scholes option pricing model based on the following assumptions: (i) an expected stock price volatility of 0.2249,
    (ii) an expected dividend yield of 1.4%, (iii) a risk free rate of return of 5.46%, (iv) an option term of 8 years, and (v) no discounts for non-transferability or risk of forfeiture. This is a theoretical value for the options developed solely for purpose of comparison disclosures as required by applicable SEC rules and regulations, and does not reflect the Company's views of the appropriate value or methodology for financial reporting purposes, or the future price of the Common Stock. The actual value of the options will depend on the market value of the Common Stock on the date the options are exercised.

AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     No stock options or SARs were exercised during the fiscal year ended June 30, 1998 by the Named Executive Officers covered by the Summary Compensation Table. The following table sets forth, for each of the Named Executive Officers in the Summary Compensation Table above who holds stock options, the number of the stock options held at June 30, 1998, and the realizable gain of the stock options that are "in-the-money". The in-the-money stock options and SARs are those with exercise prices that are below the year-end stock price because the stock value grew since the date of the grant.

                         FISCAL YEAR-END OPTIONS VALUES


                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                              AT FISCAL YEAR END           AT FISCAL YEAR END(1)
                                  SHARES                  ---------------------------   ---------------------------
                                ACQUIRED ON     VALUE     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                           EXERCISED (#)   REALIZED       ($)            ($)            ($)            ($)
----                           -------------   --------   -----------   -------------   -----------   -------------
James D. Delamater...........        0            0         32,000            0          $335,808          $0
A. William Cannan............        0            0         33,500            0          $235,001          $0


---------------

(1) Based upon the closing price of the Common Stock as quoted by the American Stock Exchange on June 30, 1998 of $15.00 per share.

EMPLOYMENT AGREEMENTS

     The Company has no employment agreements with any of the Named Executive Officers.

401(k) PLAN EMPLOYEES SAVINGS PLAN


     The Company maintains a tax-deferred profit sharing plan (the "401(k) Plan") for its employees. All employees who work at least 1,000 hours per year and are at least 21 years of age may elect to participate in the 401(k) Plan once he or she has completed one year of service. Under the 401(k) Plan, a participating employee is given an opportunity to make an elective contribution under a salary deferral savings arrangement of up to a maximum of 15% of the participant's pre-tax compensation up to a maximum of $9,500 per year. Each such contribution is fully vested in the participant. In addition, the Company may, in its sole discretion, make a separate matching contribution on behalf of employees who elect to participate in the plan by contributing a portion of their compensation to the plan. Messrs. Delamater and Cannan participated in the 401(k) Plan at approximately 9% and 4% of their salaries, respectively. For the year ended June 30, 1998, the Company made 401(k) matching contributions on behalf of its employees in the amount of approximately $60,700.


STOCK OPTION PLANS

     1989 Stock Option Plan. On June 28, 1989, the Board of Directors of the Company adopted the Bethel Bancorp 1989 Stock Option Plan (the "1989 Option Plan") as a performance incentive for the directors, officers and other employees of the Company and its subsidiaries. The 1989 Option Plan became effective upon ratification by the Company's shareholders at the 1989 Annual Meeting.

     The 1989 Option Plan is administered by the Personnel and Compensation Committee which recommends to the Board of Directors that persons to whom options will be granted, the number of shares, the types of options and other terms and conditions of the options.

     Both "incentive stock options" and "nonqualified stock options" may be granted pursuant to the 1989 Option Plan. The Company intends that the "incentive stock options" granted under the 1989 Option Plan will qualify under
Section 422A of the Internal Revenue Code. Incentive stock options may only be granted to employees of the Company and its subsidiaries. The market value of shares covered by incentive stock options (determined as of the date of grant) first exercisable under incentive stock options is limited to $100,000 per calendar year. An optionee will not be deemed to receive taxable income upon grant or exercise of an incentive stock option. Any gain realized at the time of sale of shares acquired upon exercise of an incentive stock option will constitute long-term capital gain to the optionee if the optionee holds the stock for the longer of two years from the date the option was granted or one year after the option was exercised. If the optionee holds the stock for a shorter time, all gain upon disposition of the stock is ordinary income. No gain or loss will be recognized by the Company as a result of the grant or exercise of incentive stock options. In the case of nonqualified stock options, which may be granted to employees and non-employee directors, an optionee will be deemed to receive taxable income at ordinary income rates upon exercise of a nonqualified stock option in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The amount of such taxable income will be a tax deductible expense to the Company.

     All options granted under the 1989 Option Plan will be required to have an exercise price per share equal to at least the fair market value of a share of common stock on the date the option is granted. An aggregate of 93,250 shares of Common Stock have been reserved for issuance upon exercise of options granted under the 1989 Stock Option Plan. No option granted will be exercisable (i) more than three months after the date on which the optionee ceases to perform services for the Company (except that in the event of disability, options may be exercisable for up to one year thereafter), or (ii) 10 years after the option is granted in the case of incentive stock options. Shares not purchased pursuant to options which expire or are terminated unexercised shall again be available for purposes of the 1989 Stock Option Plan. Payment for shares purchased pursuant to the exercise of an option may be made in cash or check or, if the option agreement permits, by delivery and assignment to the Company of shares of common stock of the Company, including shares which may be obtained upon exercise of the option, having a fair market value equal to the aggregate exercise price, or by any combination of the foregoing. The 1989 Stock Option Plan expires in June 1999. During the fiscal year ended June 30, 1998, options to purchase up to 4,000 shares of Common Stock were granted to employees of the Company and its subsidiaries under the 1989 Stock Option Plan, bringing the total number of options that have been granted thereunder to 92,650 options, of which 37,150 have been exercised.

     1992 Stock Option Plan. On September 2, 1992, the Board of Directors of the Company adopted the Bethel Bancorp 1992 Stock Option Plan (the "1992 Option Plan") as a performance incentive for the directors, officers, and other employees of the Company and its subsidiaries. The 1992 Option Plan became effective upon ratification by the Company's shareholders at the 1992 Annual Meeting. An aggregate of 78,250 shares of Common Stock have been reserved for issuance upon exercise of options granted under the 1992 Stock Option Plan. The 1992 Option Plan is essentially identical to the 1989 Stock Option Plan and is administered by the Personnel and Compensation Committee of the Board of Directors of the Company. During the fiscal year ended June 30, 1998, options to purchase up to 37,250 shares of Common Stock were granted to employees and directors of the Company and its subsidiaries under the 1992 Stock Option Plan, bringing the total number of options that have been granted thereunder to 68,500 options, of which 500 have been exercised.

STOCK PURCHASE PLAN

     On August 31, 1994, the Board of Directors of the Company adopted the Bethel Bancorp 1994 Employee Stock Purchase Plan (the "1994 Stock Purchase Plan"), which was approved by the shareholders of the Company at the 1994 Annual Meeting.

     The 1994 Stock Purchase Plan is administered by the Board's Personnel and Compensation Committee and provides for twenty quarterly offerings of Common Stock to its employees. Participating employees will purchase shares with accumulated payroll deductions. Each employee of the Company or its subsidiaries who is age 21 and who has completed one year of service, with 1,000 hours of service, is eligible to participate in the 1994 Stock Purchase Plan, except for certain employees with substantial stock interests in the Company, taking into account rights to purchase stock accruing under the 1994 Stock Purchase Plan. The purchase price of a share of Common Stock sold pursuant to each quarterly offering will be not less than the fair market value per share on the date of exercise. The Board of Directors of the Company may change the purchase price for any offering to a percentage of fair market value not more than 100% and not less than 85%. The 1994 Stock Purchase Plan terminates five years from the commencement of the plan, unless sooner discontinued or terminated.

                        REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

     The Personnel and Compensation Committee of the Board of Directors (the "Compensation Committee") is comprised entirely of outside directors, none of whom is a current officer or employee of the Company or any of its subsidiaries. The Compensation Committee is responsible for the establishment of policies governing and for the implementation, administration, and interpretation of all aspects of executive compensation, which includes base salary, bonuses, and stock option grants. Executives also participate in benefit programs that are generally available to employees of the Company, including medical benefits and a 401(k) savings and profit sharing plan. The Compensation Committee also evaluates executive performance.

OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

     The objectives of the compensation program are to attract and retain a high quality executive team and to encourage that team to achieve profitable growth and thereby increase shareholder value. To meet these objectives, the Company's compensation packages are intended to provide (i) an overall level of compensation that is competitive, and (ii) bonuses and stock-related compensation that reflect business results. The Compensation Committee believes that a recognition of, and reward for, individual and collective contributions maximizes shareholder value by encouraging and fostering consistently improving financial performance.

BASE SALARIES

     The Compensation Committee regularly reviews the base salary of its executives, including its Chief Executive Officer and Executive Vice President, with a view to providing both a competitive compensation package and to providing appropriate incentives to seek long-term growth in shareholder values. Base salaries are targeted at market levels and are determined by evaluating the executive's levels of responsibility, prior experience, breadth of knowledge, internal equity issues, and external pay practices. In evaluating the compensation packages provided to its executives, the Compensation Committee reviews compensation and financial data provided in annual surveys conducted by the American Bankers' Association and by Executive Compensation Services to compare its compensation practices with those provided to executives performing similar jobs as the Company's executives. Base salaries offer security to executives and allows the Company to attract competent executive talent and maintain a stable management team.

     Increases to base salaries, when given, are driven primarily by individual performance, evaluated based on sustained levels of individual contribution to the Company. The Compensation Committee considers the executive's efforts in promoting the Company objectives, continuing educational and management training, improving product quality, developing relationships with customers, vendors, and employees, and demonstrating leadership abilities and other goals.

BONUS PROGRAM

     On an annual basis, the Compensation Committee has the discretion to propose and recommend to the Board of Directors the payment of bonuses to the Chief Executive Officer and Executive Vice President of the Company. These awards are to be based upon job responsibilities, attainment of corporate financial goals, contributions to the business and other goals of the Company, including overall performance. The payment of a bonus to such individuals is subject to the sole discretion of the Compensation Committee and the Board of Directors of the Company. There is no specific formula, performance target, or other required performance measures that must be achieved in order to receive a bonus. On the other hand, achievement of certain financial results will not ensure the payment of bonuses either. Instead, bonuses are used as a tool for maintaining the competitiveness of the overall compensation paid to is Chief Executive Officer and Executive Vice President in light of current market conditions, and the Company's overall performance. To the extent that the base salary or adjustments in base salary are sufficient for these purposes, bonuses may not be recommended despite a strong performance, and vice versa.

     The Board of Directors and the Compensation Committee intend that the executive officers of the Company (other than the President and Executive Vice President) shall be entitled to participate in the bonus program designed to reward performance that is "above expectations" or "above budget". Levels of participation of employees are at the discretion of management.

STOCK OPTION PLANS

     The key officers and employees of the Company, including the Named Executive Officers, are eligible to receive stock option awards under the Company's stock option plans. Stock options are granted at an option exercise price equal to the fair market value of the Common Stock on the date of the grant. Accordingly, stock options have value only if the stock price appreciates in value from the date that the options are granted. The stock option plans focus executives and other participants on the creation of shareholder value over the long-term and encourages equity ownership in the Company. Individual grants in the 1998 fiscal year were based on corporate performance and on individual levels of responsibility, performance, and contributions to the Company. This determination was made based on the Compensation Committee's assessment of the performance of each individual.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Company's Board of Directors relies on its Chief Executive Officer to provide effective leadership and to successfully execute the Company's business plan and strategies. Subject to the approval of the Board of Directors, the Compensation Committee establishes Mr. Delamater's base salary, bonuses, and stock option grants in accordance with the Company's compensation philosophy. In making its determination of the appropriate base salary, the Compensation Committee reviewed and analyzed surveys of compensation paid to chief executive officers of similarly sized institutions, and it evaluated the performance of Mr. Delamater. The Compensation Committee determined that an increase in Mr. Delamater's base salary was warranted in order to maintain the competitiveness of the Company's compensation package and to reflect Mr. Delamater's contributions to the Company's growth and operating results. The Compensation Committee noted the successful negotiation and acquisition of Cushnoc Bank & Trust during the 1998 fiscal year. In addition, other factors also considered (without specific weighting) were the Company's growth in asset-size, increase in net income, the continuing strong emphasis on customer service and development of new financial products and services, and the maintenance of a positive employee morale at the Company. The Compensation Committee has concluded that the base salary being paid to Mr. Delamater is competitive and reflects his contributions, and that an award of an additional bonus was not necessary as a result of the increase in base salary. Overall, the Chief Executive Officer's compensation is at or below the average compensation paid to chief executive officers at similarly sized financial institutions. However, the Compensation Committee determined that, based on Mr. Delamater's past and continued performance, it was appropriate to award incentive stock options to Mr. Delamater. The grant of such stock options are viewed by the Compensation Committee as both an award for prior business results and as an incentive to achieve future positive results which directly enhance shareholder value.

CONCLUSION

     The Compensation Committee believes that its executive compensation policies and programs effectively serve the interests of the Company and its shareholders. The compensation packages are appropriately balanced to provide security and competitive levels of compensation to its executives while simultaneously providing increased motivation to contribute to the Company's overall future success and long-term enhancement of shareholder value. We will continue to monitor the effectiveness of our total compensation policies and programs to insure that they continue to meet the needs of the Company.

                                  This report is respectfully submitted by:
                                  PERSONNEL AND COMPENSATION COMMITTEE



                                  John B. Bouchard, Chairman
                                  Ronald J. Goguen
                                  Stephen W. Wight
                                  Dennis A. Wilson

                         STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a graph comparing the yearly percentage change in the cumulative total return of the Company's Common Stock, including stock and cash dividends, against the cumulative total return of the S & P 500 Index and the KBW 50 Bank Index for the last five years. The KBW Bank Index, compiled by Keefe, Bruyette & Woods, Inc., is comprised of fifty American banking companies, including all money-center and most major regional banks. This presentation assumes that $100 was invested on June 30, 1993 in the Common Stock and all other indices, and that all dividends were reinvested.

               Measurement Period                    Northeast          S&P 500            KBW 50
             (Fiscal Year Covered)                    Bancorp            Index           Bank Index
1993                                                   $100              $100              $100
1994                                                   $151              $101              $106
1995                                                   $145              $124              $123
1996                                                   $173              $157              $169
1997                                                   $205              $211              $255
1998                                                   $329              $274              $351

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Stock as of August 30, 1998, by:
(i) each director and nominee for director of the Company, (ii) each Named Executive Officer, (iii) all directors and executive officers of the Company as a group, and (iv) each person known to the Company beneficially owning more than 5% of the outstanding Common Stock. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the Common Stock owned by them.




                                                               CURRENT BENEFICIAL OWNERSHIP
                                                              -------------------------------
                                                                NUMBER OF          PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                           SHARES (1)        OF CLASS(2)
------------------------------------                          -------------      ------------
DIRECTORS AND CERTAIN EXECUTIVE OFFICERS
John W. Trinward, D.M.D.....................................      14,051 (3)(4)           *
James D. Delamater..........................................      63,455 (5)          2.40%
John B. Bouchard............................................       7,600 (4)              *
A. William Cannan...........................................      33,500 (6)          1.27%
Ronald J. Goguen............................................     343,813 (7)         12.50%
Judith W. Hayes.............................................       2,500 (4)              *
Philip C. Jackson...........................................      52,475 (8)          2.00%
Ronald C. Kendall...........................................      36,070 (4)(9)       1.38%
John Rosmarin...............................................       1,625 (4)              *
John Schiavi................................................           0                  *
Stephen W. Wight............................................      18,250 (4)(10)          *
Dennis A. Wilson............................................      43,330 (4)          1.66%
All directors and executive officers as a group (18
  persons)..................................................     649,757 (11)        22.81%
OTHER BENEFICIAL HOLDERS
Albert H. Desnoyers(12).....................................     199,041               7.6%
  210 Washington Drive
  Watchung, NJ 07060
Claude E. Savoie(13)........................................     152,550               5.8%
  550 Sheldiac Road
  Moncton, New Brunswick, Canada
  E1C 1T7


---------------
  * Less than 1%
 (1) In accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of a security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty days. As used herein, "voting power" is the power to vote or direct the voting of shares, and "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.
 (2) In calculating the percentage ownership for a given individual or group, the number of shares of Common Stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.
 (3) Includes 801 shares of Common Stock held by Dr. Trinward's spouse as to which Dr. Trinward disclaims beneficial ownership.
 (4) Includes 1,000 shares of Common Stock which may be acquired pursuant to currently exercisable options held by such person.
 (5) Includes 32,000 shares of Common Stock which may be acquired pursuant to currently exercisable options.

 (6) Includes 33,500 shares of Common Stock which may be acquired pursuant to currently exercisable options.
 (7) Includes the following shares of Common Stock beneficially owned by Square Lake Holding Corporation ("Square Lake"), a Maine corporation, which is a wholly-owned subsidiary of a New Brunswick corporation which, in turn, is wholly-owned by Mr. Goguen, (i) 205,126 shares of Common Stock and (ii) 136,362 shares of Common Stock issuable pursuant to the conversion of 45,454 shares of Preferred Stock. Amounts also include 2,325 shares of Common Stock held by Blue Chip Investments, Inc., a New Brunswick corporation wholly-owned by Mr. Goguen.
 (8) Includes 9,500 shares of Common Stock which may be acquired pursuant to currently exercisable options, 5,850 shares of Common Stock held by Mr. Jackson's spouse, as to which Mr. Jackson disclaims beneficial ownership, and 1,350 shares of Common Stock held by his children.
 (9) Includes 2,775 shares of Common Stock held by Mr. Kendall's spouse, as to which Mr. Kendall disclaims beneficial ownership, and 26,700 shares of Common Stock held in trusts in which Mr. Kendall either serves as a trustee or is a beneficiary (as to which Mr. Kendall disclaims beneficial ownership of 13,800 of such shares).
(10) Includes 8,850 shares of Common Stock held by Mr. Wight's spouse as to which Mr. Wight disclaims beneficial ownership, and 2,250 shares of Common Stock held by his children.
(11) Includes 96,500 shares of Common Stock subject to options and 136,362 shares of Common Stock issuable upon conversion of the Preferred Stock which may be acquired by such directors and executive officers as a group upon exercise of the options and conversion of the Preferred Stock held by them.
(12) The ownership information set forth herein is based in its entirety on material contained in a Schedule 13D, dated March 6, 1995, filed with the SEC by Mr. Desnoyers, as adjusted to reflect the payment of a 50% stock dividend in December 1997.
(13) The ownership information set forth herein is based in its entirety on material contained in a Schedule 13D, dated June 5, 1995, filed with the SEC by Mr. Savoie, as adjusted to reflect the payment of a 50% stock dividend in December 1997.

     The Company has 45,454 shares of Preferred Stock outstanding, all of which are held by Square Lake, a corporation indirectly controlled and owned by Mr. Goguen. The Preferred Stock is convertible into Common Stock on a three-for-one basis. Although convertible into three shares of Common Stock, each share of Preferred Stock is entitled only to one vote on matters subject to a vote of the Company's shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Under Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), all executive officers, directors, and persons who are the beneficial owner of more than 10% of the common stock of a company which files reports pursuant to Section 12 of the Exchange Act are required to report the ownership of such common stock, options, and stock appreciation rights and any changes in that ownership with the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to comply therewith during the fiscal year ended June 30, 1998. The Company believes that all of these filing requirements were satisfied by its executive officers, directors, and by the beneficial owners of more than 10% of the Common Stock, except that Square Lake, a corporation which is indirectly wholly-owned by Ronald J. Goguen, a director, inadvertently made two late filings, one in connection with the June 1998 exercise of warrants and the other in connection with an underwritten public offering of Common Stock held by it in July 1998. In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons that no Forms 5 (Annual Statement of Changes in Beneficial Ownership) were required to be filed under applicable rules of the SEC.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Bank has had, and expects to have in the future, various loans and other banking transactions in the ordinary course of business with the directors, executive officers, and principal shareholders of the Bank and the Company (or associate of such person). All such transactions: (i) have been and will be made in the ordinary course of business; (ii) have been and will be made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with unrelated persons; and (iii) in the opinion of management do not and will not involve more than the normal risk of collectability or present other unfavorable features. At June 30, 1998, the total dollar amount of extensions of credit to directors and executive officers identified above and principal shareholders of the Company identified below, and their associates (excluding extensions of credit which were less than $60,000 to any one such person and their associates) were $2,162,000 which represented approximately 8.6% of total shareholders' equity.

     Outside of normal customer relationships, none of the directors or officers of the Company, and no shareholder holding over 5% of the Company's Common Stock and no corporations or firms with which such persons or entities are associated, currently maintains or has maintained since the beginning of the last fiscal year, any significant business or personal relationship with the Company or the Bank, other than such as arises by virtue of such position or ownership interest in the Company or the Bank.

                             SHAREHOLDER PROPOSALS

     Eligible shareholders who wish to present proposals for action at the 1999 Annual Meeting of Shareholders should submit their proposals in writing to the Clerk of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than June 1, 1999 for inclusion in next year's proxy statement and proxy card. A shareholder is eligible to present proposals if, at the time he or she submits the proposals, the shareholder owns at least 1% or $1,000 in market value of Common Stock and has held such shares for at least one year, and the shareholder continues to own such shares through the date of the 1999 Annual Meeting.

                               SOLICITATION COSTS

     The Company will bear the costs of preparing, assembling, and mailing the Proxy Statement, the form of proxy, and the 1998 Annual Report in connection with the Annual Meeting. In addition to solicitation by use of mail, employees of the Company may solicit proxies personally or by telephone, by facsimile copy, or telegraph, but will not receive additional compensation therefor. Arrangements may be made with banks, brokerage houses, and other institutions, nominees, and fiduciaries to forward the solicitation materials to beneficial owners and to obtain authorizations for the execution of proxies. The Company will, upon request, reimburse those persons and entities for expenses incurred in forwarding proxy materials for the Annual Meeting to beneficial owners.

                                 ANNUAL REPORT

     The Company's 1998 Annual Report for the fiscal year ended June 30, 1998, which includes financial statements, was mailed to shareholders together with the Notice of the Annual Meeting of Shareholders and Proxy Statement.

                                 OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.


     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO FOR THE FISCAL YEAR ENDED JUNE 30, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (WITHOUT EXHIBITS). ALL SUCH REQUESTS SHOULD BE DELIVERED TO ARIEL ROSE GILL, CLERK, NORTHEAST BANCORP, 232 CENTER STREET, AUBURN, MAINE 04210. COPIES OF EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF A REASONABLE FEE TO COVER THE COSTS OF REPRODUCTION AND MAILING.



                                          By Order of the Board of Directors and
                                          President


                                          /s/ Ariel Rose Gill
                                          ARIEL ROSE GILL
                                          Clerk

Auburn, Maine
September 29, 1998

                                   APPENDIX A


                     AMENDMENT TO ARTICLES OF INCORPORATION
                 TO INCREASE AUTHORIZED SHARES OF COMMON STOCK


     RESOLVED, that the Articles of Incorporation of Northeast Bancorp, a Maine corporation, as heretofore amended shall be further amended by deleting the following language set forth in the first sentence of the first paragraph of Exhibit B to Article FIFTH:

        "SHARES -- There shall be 3,000,000 authorized shares of $1.00 par value Common Stock, which may be issued by the Corporation from time to time by vote of the Board without approval of the holders of the Common Stock."

and by inserting in its place the following:

        "SHARES -- There shall be 15,000,000 authorized shares of $1.00 par value Common Stock, which may be issued by the Corporation from time to time by vote of the Board without approval of the holders of the Common Stock."

                                                       APPENDIX B


                               NORTHEAST BANCORP
               ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 10, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned holder of shares of common stock of Northeast Bancorp ("Northeast"), a Maine corporation, does hereby appoint John W. Trinward, D.M.D., and James D. Delamater, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the Northeast common stock that the undersigned held of record at 5:00 p.m., local time, on September 14, 1998, at the Annual Meeting of Shareholders of Northeast Bancorp to be held at the Martindale Country Club located at 527 Beech Hill Road, Auburn, Maine on Tuesday, November 10, 1998 at 6:00 p.m. or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

1. ELECTION OF DIRECTORS
   Nominees: John W. Trinward, D.M.D., John B. Bouchard, A. William Cannan, Ronald J. Goguen, Judith W. Hayes, John Rosmarin, John Schiavi, Stephen W. Wight, Dennis A. Wilson

    [ ]  FOR ALL NOMINEES LISTED ABOVE                   [ ]   WITHHOLD AUTHORITY TO VOTE FOR
         (except as marked to the contrary below)              ALL NOMINEES LISTED ABOVE


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
--------------------------------------------------------------------------------

2. Approval of Increased Number of Shares of Authorized Common Stock. Proposal to approve and adopt an amendment to the Articles of Incorporation to increase the number of shares of authorized Northeast common stock to 15 million shares.

   [ ] FOR                      [ ] AGAINST                       [ ] ABSTAIN

3. Ratification of Appointment of Auditors. Proposal to ratify the appointment of Baker Newman & Noyes, Limited Liability Company, as the Company's auditors for the 1999 fiscal year.

   [ ] FOR                      [ ] AGAINST                       [ ] ABSTAIN
4. In their discretion, on such other business as may properly come before the meeting (the Board of Directors is not aware of any matter other than the above proposals which is to be presented for action at the Annual Meeting).
All of the above proposals are described in greater detail in the accompanying Proxy Statement dated September 29, 1998, which descriptions are incorporated herein by reference.
                     (Please Sign and Date on Reverse Side)

                          (Continued from other side)

                        PLEASE SIGN AND RETURN PROMPTLY.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. If no direction is given, this proxy will be voted FOR the election of all nominees as directors, FOR approval and adoption of the Amendment, and FOR the ratification of the Company's auditors.

PLEASE ENTER THE NUMBER OF SHARES OF NORTHEAST COMMON STOCK YOU
OWN:          (Please sign, date, and return this proxy form exactly as your name or names appear below whether or not you plan to attend the meeting.)

                                              [ ] I plan to attend the Annual
                                                  Meeting.
                                              [ ] I do not plan to attend the
                                                  Annual Meeting.

                                             Dated:                       , 1998
                                                   -----------------------

                                             -----------------------------------

                                             Signature(s):
                                                          ----------------------

                                             -----------------------------------
                                             Title or Authority (if applicable)

                                             Please sign your name here exactly
                                             as it appears hereon. Joint owners
                                             should each sign. When signing as
                                             an attorney, executor,
                                             administrator, trustee, guardian,
                                             corporate officer or other similar
                                             capacity, so indicate. If the owner
                                             is a corporation, an authorized
                                             officer should sign for the
                                             corporation and state his or her
                                             title. If shares are held in more
                                             than one capacity, this Proxy shall
                                             be deemed valid for all shares held
                                             in all capacities.